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                                                                       EXHIBIT 5

                                                       May 16, 1996


Hughes Supply, Inc.
20 North Orange Avenue
Suite 200
Orlando, Florida 32801

         RE:   Registration Statement on Form S-3; 2,420,665 Shares of Common
               Stock

Gentlemen:

         We are legal counsel to Hughes Supply, Inc., a Florida corporation (the "Company"), and have acted as such in the preparation and filing of its Registration Statement on Form S-3 (Registration No. 333-02215) dated April 3, 1996, as amended by Amendment No. 1 dated April 22, 1996 and Amendment No. 2 dated May 16, 1996 (the "Registration Statement"), with the Securities and Exchange Commission (the "SEC") pursuant to the requirements of the Securities Act of 1933, as amended, and the General Rules and Regulations of the SEC promulgated thereunder for the registration of 2,420,665 shares of Common Stock, par value $1.00 per share (the "Common Stock"), of the Company, of which up to 1,486,989 shares of Common Stock will be sold by the Company and up to 933,676 shares of Common Stock will be sold by certain selling shareholders (the "Selling Shareholders").

         In connection with the following opinion, we have examined copies of the Company's Articles of Incorporation, including all amendments to the date hereof, and all other corporate records and documents deemed necessary to render this opinion.

Based upon the foregoing, it is our opinion that:

         (1) The shares of Common Stock being offered for the account of the Selling Shareholders were, when issued by the Company, duly authorized, legally and validly issued, fully paid and nonassessable; and

         (2) The shares of Stock being offered by the Company, when and if issued and sold in the manner set forth in the Registration Statement, will be legally and validly issued, fully paid and nonassessable.

         We hereby consent (1) to be named in the Registration Statement and in the Prospectus, which constitutes a part thereof, as the attorneys who will pass on the legal matters in connection with the sale of Common Stock by the Company and certain of the Selling Shareholders, and (2) to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                          MAGUIRE, VOORHIS & WELLS, P.A.

                                          By: /s/  ROBERT N. BLACKFORD
                                              --------------------------------
                                              Robert N. Blackford